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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                           NISSAN AUTO LEASING LLC II

         This Certificate of Formation of Nissan Auto Leasing LLC II (the "LLC"), dated as of October 24, 2001, is being duly executed and filed by Tammy Wong-Massey, an individual, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is Nissan Auto Leasing LLC II.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        /s/ Tammy Wong Massey
                                        -----------------------------
                                        Tammy Wong Massey
                                        Authorized Person